UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Introduction
On March 2, 2026 (the “Closing Date”), Malibu Boats, Inc., (“MBI” or the “Company”) entered into and consummated a Securities Purchase Agreement (the “Purchase Agreement”) with Saxdor Yachts Oy (“Saxdor”) and the stockholders and option right holders of Saxdor (each a “Seller” and collectively, the “Sellers”), to acquire all equity interests in Saxdor (the “Transaction” or “Acquisition”). Pursuant to the Purchase Agreement, on the Closing Date, the Sellers sold and transferred all of the issued and outstanding shares of capital stock and outstanding equity-based awards (including option rights) of Saxdor to ShelCo 350 Oy (“Holdco”), a Finnish limited company wholly owned and controlled by MBI. Following the Transaction, Saxdor began operating as a wholly owned subsidiary of MBI.
The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.
The unaudited pro forma condensed combined statements of operations for the nine months ended March 31, 2026, and the year ended June 30, 2025, give effect to the Acquisition as if the transaction had occurred on July 1, 2024, the first day of the Company’s fiscal year 2025, and combines the historical results of the Company and Saxdor. The Company’s historical results were prepared in accordance with U.S. GAAP and presented in U.S. Dollars (“USD”). Saxdor’s historical results were stated in accordance with IFRS Accounting Standards (“IFRS”) and presented in Euro (“EUR”).
Pursuant to Rule 11-02(c)(3) of Regulation S-X, if the fiscal year end of an acquired entity differs from the acquirer’s fiscal year end by more than 93 days, the acquired entity’s statement of operations must be brought up to within 93 days of the acquirer’s fiscal year end. The unaudited pro forma condensed combined Statement of Operations for the nine months ended March 31, 2026, combines the unaudited condensed consolidated Statement of Operations of the Company for the nine months ended March 31, 2026, with Saxdor’s unaudited consolidated results of operations for the eight months ended February 28, 2026. The unaudited pro forma condensed combined Statement of Operations for the fiscal year ended June 30, 2025, combines the audited consolidated Statement of Operations of the Company for the fiscal year ended June 30, 2025, and Saxdor’s unaudited consolidated results of operations for the twelve months ended June 30, 2025.
In accordance with Rule 11-02(c)(1) of Regulation S-X, the unaudited pro forma condensed combined financial information is not required to, and does not, include an unaudited pro forma condensed combined balance sheet because the consolidated balance sheet of the Company as of March 31, 2026, which was included in the Company’s quarterly report on Form 10-Q filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 7, 2026, already reflects the Acquisition.
The historical financial statements of the Company and consolidated results of operations of Saxdor have been adjusted in the accompanying unaudited pro forma condensed combined financial information to give effect to pro forma events through transaction accounting adjustments which would be necessary to account for the Acquisition in accordance with U.S. GAAP. The unaudited pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable.
The unaudited pro forma condensed combined financial information, including the notes thereto, should be read in conjunction with the separate historical consolidated financial statements and notes thereto of the Company included in previous Form 10-K and 10-Q filings as well as those of Saxdor which are included elsewhere in this Current Report on Form 8-K/A.
The unaudited pro forma condensed combined financial information should be read in conjunction with:
•The accompanying notes to the unaudited pro forma condensed combined financial information;
•The separate unaudited condensed consolidated financial statements of the Company as of and for the nine months ended March 31, 2026, and the related notes, included in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2026, filed with the SEC on May 7, 2026;
•The separate audited consolidated financial statements of the Company as of and for the fiscal year ended June 30, 2025, and the related notes, included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025, filed with the SEC on August 28, 2025;
•The separate audited consolidated financial statements of Saxdor as of and for the fiscal year ended December 31, 2025, and the related notes, included elsewhere in this Current Report on Form 8-K/A;
•The Current Report on Form 8-K/A of the Company to which this unaudited pro forma condensed combined financial information is attached as an exhibit.

Description of the Acquisition
On March 2, 2026, the Company, Holdco, and the Sellers entered into the Purchase Agreement, pursuant to which, on the Closing Date, the Company acquired all equity interests of Saxdor (the “Securities”) from the Sellers.
The Company acquired Saxdor for an aggregate purchase price of approximately $211.5 million pursuant to the Purchase Agreement. The consideration was comprised of approximately $137.2 million in cash, 1,523,794 shares of common stock of the Company, and the Company's potential earnout payments (the "Earnout Consideration") with an initial fair value of $32.6 million. The cash consideration was financed through cash on hand and borrowings under the Company’s revolving credit facility (the “Revolver”) , including a drawdown of $140 million on March 2, 2026. Borrowings under the Revolver used to finance the Acquisition bear interest at a rate of 4.88% per annum, payable quarterly, and mature on July 8, 2027. The potential Earnout Consideration has a maximum potential payout of $84.2 million, and is to be paid out to the sellers in calendar years 2027, 2028, and 2029 based on the results of the remainder of calendar year 2026 and the subsequent two calendar years (the "Earnout Period"), subject to the achievement of certain specified post-closing operating and financial targets. The Earnout Consideration may be paid in the form of cash, common stock or a combination thereof, as calculated and determined in accordance with the Purchase Agreement. The form of Earnout Consideration to be paid is at the sole discretion of the Company. The preliminary purchase price is subject to certain post-closing working capital adjustments. The inputs to the aggregate preliminary purchase price described above differ from the Company's closing 8-K filed for the Saxdor acquisition.
Accounting for the Acquisition
The Acquisition is being accounted for as a business combination using the acquisition method with the Company as the accounting acquirer in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations. Under this method of accounting, the aggregate consideration will be allocated to Saxdor’s assets acquired and liabilities assumed based upon their estimated fair values at the date of completion of the Acquisition. The process of valuing the net assets of Saxdor immediately prior to the Acquisition, as well as evaluating accounting policies for conformity, is preliminary. Any differences between the estimated fair value of the consideration transferred and the estimated fair value of the assets acquired and liabilities assumed will be recorded as goodwill. Accordingly, the aggregate consideration allocation and related adjustments reflected in this unaudited pro forma condensed combined financial information are preliminary and subject to revision based on a final determination of fair value. Refer to Note 1 - Basis of Presentation for more information.
All financial data included in the unaudited pro forma condensed combined financial information is presented in thousands of U.S. Dollars and has been prepared on the basis of U.S. GAAP and the Company’s accounting policies.
For the purposes of the unaudited pro forma condensed combined financial information, the unaudited historical financial information of Saxdor has been translated from Euro to U.S. Dollars and converted from IFRS to U.S. GAAP and the Company’s accounting policies for material accounting policy differences. The conversion from IFRS to U.S. GAAP and alignment with the Company’s accounting policies was based on information available to the Company at the time of preparation.
The unaudited pro forma condensed combined financial information presented is for informational purposes only and is not necessarily indicative of the results of operations that would have been realized if the Acquisition had been completed on the date set forth above, nor is it indicative of the future results of the combined company.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For The Nine Months Ended March 31, 2026
($ in 000’s, except share and per share data)

	Malibu Boats, Inc. Historical Nine Months Ended March 31, 2026	Saxdor Yachts Oy Reclassed Eight Months Ended February 28, 2026 (Note 2)	Select IFRS to U.S. GAAP Adjustments	(Note 3)	Transaction Accounting Adjustments	(Note 4)	Pro Forma Combined	(Note 5)
Net sales	$619,053	$136,340	$—		$—		$755,393
Cost of sales	524,723	106,136	(453)	(a)	(737)	(a)	629,669
Gross profit	94,330	30,204	453		737		125,724
Operating expenses:
Selling and marketing	20,707	11,541	—		—		32,248
General and administrative	73,364	11,222	922	(a), (b)	—		85,508
Amortization	6,503	458	(458)	(b)	1,079	(b)	7,582
Operating income (loss)	(6,244)	6,983	(11)		(342)		386
Other expense, net:
Other (income) expense, net	(608)	(286)	—		—		(894)
Interest expense	1,643	471	(483)	(a)	1,779	(c)	3,410
Other expense, net	1,035	185	(483)		1,779		2,516
(Loss) income before (benefit) provision for income taxes	(7,279)	6,798	472		(2,121)		(2,130)
(Benefit) provision for income taxes	(1,620)	908	(105)	(a), (b)	877	(d), (e)	60
Net (loss) income	(5,659)	5,890	577		(2,998)		(2,190)
Net (loss) income attributable to non-controlling interest	(80)	—	—		—		(80)
Net (loss) income attributable to Malibu Boats, Inc.	$(5,579)	$5,890	$577		$(2,998)		$(2,110)
Weighted average shares outstanding used in computing net (loss) income per share
Basic	19,165,792	—	—		—		20,689,586	(a)
Diluted	19,165,792	—	—		—		20,689,586	(a)
Net (loss) income available to Class A Common Stock per share:
Basic	$(0.29)	$—	$—		$—		$(0.10)	(a)
Diluted	$(0.29)	$—	$—		$—		$(0.10)	(a)
See the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For The Year Ended June 30, 2025
($ in 000’s, except share and per share data)

	Malibu Boats, Inc. Historical Year Ended June 30, 2025	Saxdor Yachts Oy Reclassed Twelve Months Ended June 30, 2025 (Note 2)	Select IFRS to U.S. GAAP Adjustments	(Note 3)	Transaction Accounting Adjustments	(Note 4)	Pro Forma Combined	(Note 5)
Net sales	$807,561	$153,572	$—		$—		$961,133
Cost of sales	663,470	118,964	549	(a)	2,099	(a)	785,082
Gross profit	144,091	34,608	(549)		(2,099)		176,051
Operating expenses:
Selling and marketing	23,071	7,638	—		—		30,709
General and administrative	92,460	12,618	1,319	(a), (b)	—		106,397
Amortization	6,799	444	(444)	(b)	14,410	(b)	21,209
Operating income	21,761	13,908	(1,424)		(16,509)		17,736
Other expense, net:
Other (income) expense, net	(385)	(123)	—		—		(508)
Interest expense	1,883	941	(573)	(a)	6,462	(c)	8,713
Other expense, net	1,498	818	(573)		6,462		8,205
Income (loss) before provision (benefit) for income taxes	20,263	13,090	(851)		(22,971)		9,531
Provision (benefit) for income taxes	5,023	2,562	56	(a), (b)	(5,295)	(d), (e)	2,346
Net income (loss)	15,240	10,528	(907)		(17,676)		7,185
Net income (loss) attributable to non-controlling interest	361	—	—		—		361
Net income (loss) attributable to Malibu Boats, Inc.	$14,879	$10,528	$(907)		$(17,676)		$6,824
Weighted average shares outstanding used in computing net income (loss) per share
Basic	19,664,337	—	—		—		21,188,131	(a)
Diluted	19,694,677	—	—		—		21,218,471	(a)
Net income (loss) available to Class A Common Stock per share:
Basic	$0.76	$—	$—		$—		$0.32	(a)
Diluted	$0.76	$—	$—		$—		$0.32	(a)
See the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Note 1 - Basis of Presentation
The unaudited pro forma condensed combined financial information and related notes are prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”.
Saxdor’s unaudited historical consolidated results of operations have been stated in accordance with IFRS. For the purposes of the unaudited pro forma condensed combined financial information, the unaudited historical financial information of Saxdor has been translated from Euro to U.S. Dollars and converted from IFRS to U.S. GAAP and the Company’s accounting policies for material accounting policy differences. The conversion from IFRS to U.S. GAAP was based on information available to the Company at the time of preparation. As discussed in Note 2, certain reclassifications were made to align Saxdor’s historical results of operations to the Company's financial statement presentation. The Company is currently in the process of evaluating Saxdor’s accounting policies and as a result of that review, additional differences could be identified between the accounting policies of the two companies. With the information currently available, the Company has determined that no additional material adjustments are necessary to conform Saxdor’s unaudited historical financial information to the accounting policies used by the Company.
The unaudited pro forma condensed combined financial information was prepared with transaction accounting adjustments which reflect the acquisition method of accounting in accordance with ASC 805, with the Company as the accounting acquirer, using the fair value concepts defined in ASC Topic 820, Fair Value Measurement, and based on the historical financial statements of the Company and Saxdor's unaudited historical financial information. Under ASC 805, all assets acquired and liabilities assumed in a business combination are recognized and measured at their assumed acquisition date fair value, while transaction costs associated with the business combination are expensed as incurred. The excess of consideration for the Acquisition over the estimated fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill.
The allocation of the aggregate consideration depends upon certain estimates and assumptions, all of which are preliminary. The allocation of the aggregate consideration for the Acquisition has been made for the purpose of developing the unaudited pro forma condensed combined financial information. The allocation of the aggregate consideration set forth herein is preliminary and will be revised as additional information becomes available during the measurement period, which could be up to twelve months from the Closing Date. Any such revisions or changes may be material.
The Company accounted for the Transaction as a business combination in accordance with U.S. GAAP. Accordingly, the purchase price attributable to the Acquisition was allocated to the assets acquired and liabilities assumed based on their estimated fair values. Refer to Note 4 of the Company’s most recent Form 10-Q filed with the SEC for information on the purchase consideration, fair value estimates of the assets acquired and liabilities assumed, and resulting goodwill as of the acquisition date.
The unaudited pro forma condensed combined Statement of Operations for the nine months ended March 31, 2026, and the unaudited pro forma condensed combined Statement of Operations for the year ended June 30, 2025, presented herein, are based on the historical financial statements of the Company and Saxdor's unaudited historical consolidated results of operations. As a result of the Company having a different fiscal period-end than Saxdor, the unaudited pro forma condensed combined financial information has been aligned as follows:
•The unaudited pro forma condensed combined Statement of Operations for the nine months ended March 31, 2026, has been prepared as if the Acquisition had occurred on July 1, 2024, and combines the Company’s historical consolidated Statement of Operations for the nine months ended March 31, 2026, which includes one month of post-acquisition results of Saxdor, with Saxdor’s unaudited historical consolidated results of operations for the eight months ended February 28, 2026, representing the pre-acquisition stub period of Saxdor. The effect of the stub-period activity for the day between February 28, 2026 and the Closing Date was considered, noting the impact to the unaudited pro forma condensed combined financial information was not material.
◦The unaudited pro forma condensed combined Statement of Operations for the year ended June 30, 2025, has been prepared as if the Acquisition had occurred on July 1, 2024, and combines the Company’s historical consolidated Statement of Operations for the fiscal year ended June 30, 2025, with Saxdor’s unaudited historical consolidated results of operations for the twelve months ended June 30, 2025.
The pro forma adjustments represent management’s best estimates and are based upon currently available information and certain assumptions that the Company believes are reasonable. There are no material transactions between the Company and Saxdor during the periods presented. As such, no adjustments were needed to eliminate transactions between the Company and Saxdor.

Note 2 - Reclassification Adjustments
Certain reclassification adjustments have been made to conform Saxdor’s unaudited historical results of operations to the Company’s financial statement presentation. Management of the combined company is in the process of conducting a more detailed review of accounting policies and reclassifications, which could be materially different from the amounts set forth in the unaudited pro forma condensed combined financial information presented herein. Additionally, the unaudited historical financial information of Saxdor was reported in Euro. Accordingly, the historical results of Saxdor have been translated from Euro to U.S. Dollar using the historical average rate during the periods of the unaudited pro forma condensed combined statements of operations for the eight months ended February 28, 2026, and the twelve months ended June 30, 2025.

Eight months ended February 28, 2026	Average rate	1.1693
Twelve months ended June 30, 2025	Average rate	1.0881

Refer to the table below for a preliminary reconciliation of the unaudited consolidated results of operations of Saxdor for the eight months ended February 28, 2026 to the Company’s financial statement presentation and translated into U.S. Dollars.

Saxdor Yachts Oy Historical Financial Statement Line Item	Malibu Boats, Inc. Financial Statement Line	(EUR)	(USD)	Note
(in 000’s)
Revenue	Net sales	€116,597	$136,340
Other operating income	Other (income) expense, net	(838)	(980)
Materials and services	Cost of sales	75,224	87,961
Employee benefit expenses	Cost of sales	13,313	15,567	(a)
	General and administrative	3,438	4,020	(b)
Depreciation, amortization and impairment	Cost of sales	2,230	2,608	(c)
	Amortization	392	458	(d)
Other operating expenses	Selling and marketing	9,870	11,541	(e)
	General and administrative	6,159	7,202	(f)
Financial income	Other (income) expense, net	(113)	(132)
Financial expense	Interest expense	403	471	(g)
	Other (income) expense, net	706	826	(h)
Income taxes	(Benefit) provision for income taxes	776	908

(A)Reflects adjustments to the unaudited historical consolidated results of operations for the eight months ended February 28, 2026, of Saxdor to conform to the Company’s financial statement presentation.
(a)Reclassification of $15,567 thousand of employee benefit expenses to cost of sales for production-related employee costs.
(b)Reclassification of $4,020 thousand of employee benefit expenses to general and administrative for non-production-related employee costs.
(c)Reclassification of $2,608 thousand of depreciation, amortization and impairment to cost of sales for production-related expenses.
(d)Reclassification of $458 thousand of depreciation, amortization and impairment to amortization related to intangible assets.
(e)Reclassification of $11,541 thousand of other operating expenses to selling and marketing.
(f)Reclassification of $7,202 thousand of other operating expenses to general and administrative.
(g)Reclassification of $471 thousand of financial expense to interest expense.
(h)Reclassification of $826 thousand of financial expense to other (income) expense, net.

Refer to the table below for a preliminary reconciliation of the unaudited consolidated results of operations of Saxdor for the twelve months ended June 30, 2025, to the Company’s presentation and translated into U.S. Dollars.

Saxdor Yachts Oy Historical Financial Statement Line Item	Malibu Boats, Inc. Financial Statement Line	(EUR)	(USD)	Note
(in 000’s)
Revenue	Net sales	€141,144	$153,572
Other operating income	Other (income) expense, net	(281)	(306)
Materials and services	Cost of sales	88,899	96,727
Employee benefit expenses	Cost of sales	17,741	19,303	(a)
	General and administrative	249	271	(b)
Depreciation, amortization and impairment	Cost of sales	2,697	2,934	(c)
	Amortization	408	444	(d)
Other operating expenses	Selling and marketing	7,020	7,638	(e)
	General and administrative	11,348	12,347	(f)
Financial income	Other (income) expense, net	(231)	(251)
Financial expense	Interest expense	865	941	(g)
	Other (income) expense, net	399	434	(h)
Income taxes	Provision (benefit) for income taxes	2,354	2,562
(B)Reflects adjustments to the unaudited historical results of operations for the twelve months ended June 30, 2025, of Saxdor to conform to the Company’s financial statement presentation.
(a)Reclassification of $19,303 thousand of employee benefit expenses to cost of sales for production-related employee costs.
(b)Reclassification of $271 thousand of employee benefit expenses to general and administrative for non-production-related employee costs.
(c)Reclassification of $2,934 thousand of depreciation, amortization and impairment to cost of sales for production-related expenses.
(d)Reclassification of $444 thousand of depreciation, amortization and impairment to amortization related to intangible assets.
(e)Reclassification of $7,638 thousand of other operating expenses to selling and marketing.
(f)Reclassification of $12,347 thousand of other operating expenses to general and administrative.
(g)Reclassification of $941 thousand of financial expense to interest expense.
(h)Reclassification of $434 thousand of financial expense to other (income) expense, net.

Note 3 – Select IFRS to U.S. GAAP and Policy Adjustments
The unaudited historical consolidated financial information of Saxdor has been converted from IFRS to U.S. GAAP, applying the Company’s accounting policies for material accounting policy differences. During the preparation of this unaudited pro forma condensed combined financial information, management performed a preliminary analysis of Saxdor’s unaudited historical financial information to identify differences in accounting policies as compared to those of the Company. The following adjustments have been made to reflect Saxdor’s unaudited historical consolidated results of operations on a U.S. GAAP basis for the purposes of the unaudited pro forma condensed combined Statement of Operations. These adjustments are preliminary and subject to change as additional information becomes available and additional analysis is performed.
(a)Lease obligations
Reflects an adjustment to reclassify Saxdor’s leases from a single recognition and measurement model treatment under IFRS to operating lease treatment under U.S. GAAP. Saxdor, in its capacity as a lessee, adopted a single model for lease accounting under IFRS, which is effectively equivalent to that of a finance lease under U.S. GAAP. Under U.S. GAAP, Saxdor has reclassified all of its leases to operating lease classification based upon their contractual terms and conditions. While the initial measurement and recognition of a lease is similar under U.S. GAAP and IFRS, the subsequent measurement differs. Under U.S. GAAP, a straight-line expense is recognized for an operating lease, as opposed to IFRS, which records a portion of lease expense to depreciation expense and a portion to interest expense. The following table reflects the impact of reclassifying Saxdor leases as operating leases under U.S. GAAP:

	For the Eight Months Ended February 28, 2026	For the Twelve Months Ended June 30, 2025
(Decrease) Increase to cost of sales	(453)	549
Increase to general and administrative expenses	411	606
Decrease to interest expense	(483)	(573)
(Decrease) Increase to (benefit) provision for income taxes	(94)	112

(b)Development
Reflects an adjustment to expense development costs historically capitalized under IFRS, as internally generated development costs are generally expensed as incurred under U.S. GAAP unless they have an alternative future use. Certain exceptions applicable to software development and advertising costs are not applicable to these balances. The following table reflects the impact of expensing historically capitalized development costs under U.S. GAAP:

	For the Eight Months Ended February 28, 2026	For the Twelve Months Ended June 30, 2025
Decrease to amortization	(458)	(444)
Increase to general and administrative	511	713
Decrease to (benefit) provision for income taxes	(11)	(56)

Note 4 – Transaction Accounting Adjustments
Adjustments included in the Transaction Accounting Adjustments column in the accompanying unaudited pro forma condensed combined Statement of Operations for the nine months ended March 31, 2026, and fiscal year ended June 30, 2025, are as follows:
(a)Reflects an adjustment to Cost of sales for the amortization of the fair value step-up to inventory recognized as part of ASC 805 acquisition method accounting. This adjustment reflects the incremental expense associated with the fair value step-up based on historical inventory turnover and production cycles, which was approximated to be three months.

	For the Nine Months Ended March 31, 2026	For the Year Ended June 30, 2025
Pro forma transaction accounting adjustments:
Removal of amortization related to inventory step-up recorded in post-acquisition period already included in earnings (i)	(737)	—
Inventory step-up amortization recorded to cost of sales (i)	—	2,099
Net pro forma transaction accounting adjustment to Cost of Sales	$(737)	$2,099
(i)These costs are non-recurring in nature and not anticipated to affect the consolidated Statement of Operations beyond twelve months after the acquisition date.

(b)Reflects an adjustment to remove the historical amortization expense recognized in the post-acquisition period and recognize incremental amortization expense associated with the preliminary fair value of the acquisition-related definite-lived intangible assets for the nine months ended March 31, 2026, and for the fiscal year ended June 30, 2025. Acquired intangible assets consist of trade name, backlog, and dealer relationships. Trade name is classified as an indefinite-lived intangible asset and, accordingly, is not subject to amortization. Definite-lived intangible assets consist of backlog and dealer relationships and were valued using the excess earnings method. These intangible assets will be amortized on a straight-line basis over their expected useful lives.

		Fair Value	Expected Useful Life (Years)	For the Nine Months Ended March 31, 2026	For the Year Ended June 30, 2025
Pro forma transaction accounting adjustments:
Trade name		$12,402	0.92	$—	$11,363
Dealer relationships		49,608	15	2,453	3,047
Removal of amortization expense recognized in post-acquisition period already included in earnings				(1,374)	—
Net pro forma transaction accounting adjustment to Amortization	$			$1,079	$14,410

(c)Reflects an adjustment to Interest expense resulting from interest on the drawdown on the Revolver to finance the acquisition of Saxdor, offset by the removal of historical interest expense on Saxdor’s financing obligations that were fully paid by Saxdor in conjunction with and prior to the Acquisition.

	For the Nine Months Ended March 31, 2026	For the Year Ended June 30, 2025
Pro forma transaction accounting adjustments:
Elimination of interest expense related to Saxdor’s financing obligations paid during February 2026	(101)	(368)
Elimination of interest expense recorded in post-acquisition period already included in earnings	(511)	—
Interest expense on Revolver drawdown	2,391	6,830
Net pro forma transaction accounting adjustment to Interest expense	$1,779	$6,462

The interest rate on the Revolver adjusts monthly at a fluctuating rate equal to the Term Secured Overnight Financing Rate (“Term SOFR”) plus 1.25% of credit risk spread. The adjustment to interest expense assumes the principal and assumed rate on the Revolver do not change from the terms assumed, however, a 0.125% change in the variable interest rate of the Revolver would result in an increase or decrease in pro forma interest expense of approximately $61 thousand for the nine months ended March 31, 2026 and $175 thousand for the year ended June 30, 2025.

(d)Reflects an adjustment to the (Benefit) provision for income taxes related to the elimination of deferred tax balances associated with the post-acquisition period and the recognition of deferred tax balances resulting from the purchase accounting adjustments, calculated using the applicable statutory tax rates.

	For the Nine Months Ended March 31, 2026	For the Year Ended June 30, 2025
Pro forma transaction accounting adjustments:
Elimination of income tax expense related to deferred tax assets recognized in post-acquisition period already included in earnings	(79)	—
Income tax expense on deferred tax assets and liabilities	1,401	(471)
Net pro forma transaction accounting adjustment to (Benefit) provision for income taxes	$1,322	$(471)

(e)To record the income tax impact of the pro forma adjustments utilizing a statutory income tax rate in effect of 21% for the nine months ended March 31, 2026 and for the year ended June 30, 2025. The effective tax rate of the combined company could be significantly different (either higher or lower) depending on post-acquisition activities, including cash needs, the geographical mix of income and changes in tax law. Because the tax rates used for the unaudited pro forma financial information are estimated, the blended rate will likely vary from the actual effective rate in periods subsequent to completion of the Acquisition. This determination is preliminary and subject to change based upon the final determination of the fair value of the acquired assets and assumed liabilities.

Transaction costs of approximately $10.6 million are included in the historical unaudited condensed consolidated Statement of Operations of the Company for the nine months ended March 31, 2026. No additional transaction costs were incurred by the Company subsequent to March 31, 2026. Accordingly, no adjustment has been made to accrue additional transaction costs in the unaudited pro forma condensed combined financial information.

Note 5 – Net (Loss) Income Per Share
The unaudited pro forma basic and diluted net (loss) income per share for the nine months ended March 31, 2026, and year ended June 30, 2025, are based on pro forma income reflecting the adjustments discussed above divided by the basic and diluted pro forma weighted-average number of shares of common stock outstanding.

(a)The pro forma basic and diluted weighted average shares outstanding are a combination of historic weighted average shares of the Company common stock and issuances of shares in connection with the Acquisition. The pro forma basic and diluted weighted average shares outstanding are as follows:

(in 000’s, except share data)	For the Nine Months Ended March 31, 2026	For the Year Ended June 30, 2025
Pro forma Net (loss) income attributable to MBI stockholders	$(2,110)	$6,824
Pro forma basic weighted average MBI shares outstanding (i)	20,689,586	21,188,131
Pro forma basic net (loss) income per share	$(0.10)	$0.32
Pro forma diluted weighted average MBI shares outstanding (ii)	20,689,586	21,218,471
Pro forma diluted net (loss) income per share	$(0.10)	$0.32

(i)For the nine months ended March 31, 2026, basic shares outstanding of 20,689,586 are comprised of 19,165,792 shares of MBI common stock and 1,523,794 shares of MBI common stock issued on the Closing Date to acquire the outstanding Saxdor capital stock, as if the Acquisition had occurred on July 1, 2024. For the year ended June 30, 2025, basic shares outstanding of 21,188,131 are comprised of 19,664,337 shares of MBI common stock and 1,523,794 shares of MBI common stock issued on the Closing Date to acquire the outstanding Saxdor capital stock, as if the Acquisition had occurred on July 1, 2024.

(ii)For the nine months ended March 31, 2026, diluted shares outstanding of 20,689,586 is comprised of 19,165,792 shares of MBI common stock and 1,523,794 shares of MBI common stock issued on the Closing Date to acquire the outstanding Saxdor capital stock, as if the Acquisition had occurred on July 1, 2024. For the year ended June 30, 2025, diluted shares outstanding of 21,218,471 is comprised of 19,694,677 shares of MBI common stock and 1,523,794 shares of MBI common stock issued on the Closing Date to acquire the outstanding Saxdor capital stock, as if the Acquisition had occurred on July 1, 2024.